Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

21 May 2021

038180.0016

KANZHUN LIMITED

18/F, GrandyVic Building

Taiyanggong Middle Road

Chaoyang District

Beijing 100020

People’s Republic of China

Dear Sir or Madam

KANZHUN LIMITED (the Company)

We are attorneys-at-law qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), filed with the Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended to date relating to the offering by the Company of certain American depositary shares (the ADSs) representing the Company’s Class A Ordinary Shares of a par value of US$0.0001 each (the Shares).

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.2 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company is an exempted company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands.

2

Constitutional Documents. Based on our review of the IPO Memorandum and Articles (as defined in Schedule 1), the authorised share capital of the Company, with effect immediately prior to the completion of the Company’s initial public offering of the ADSs representing the Shares, will be US$200,000 divided into 2,000,000,000 shares nominal or par value of US$0.0001 each, consisting of:

(a)	1,750,000,000 Class A ordinary shares of a par value of US$0.0001 each;

Resident Partners: M Chu | JP Engwirda | A Johnstone

P Kay | BJ King | MW Kwok | IN Mann | R Ng | ME Parrott

ATC Ridgers | PJ Sephton | X Yin

Bermuda legal services provided through an association with Zuill & Co.

HK:12548126_1

Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | London | Luxembourg | Montevideo São Paulo | Shanghai | Singapore | Vancouver harneys.com

(b)	200,000,000 Class B ordinary shares of a par value of US$0.0001 each; and

(c)	50,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with the articles of association of the Company.

3

Shares. The Shares to be issued by the Company pursuant to the Registration Statement have been duly authorised. When the Shares are issued by the Company pursuant to the Registration Statement against payment in full of the consideration therefor and entered as fully paid on the register of members of the Company, the Shares will be validly allotted and issued, fully paid and non-assessable.

4

Taxes. The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and that such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

SCHEDULE 1

List of Documents Examined

1	the certificate of incorporation of the Company dated 16 January 2014;

2

the thirteenth amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 27 November 2020 and effective from 27 November 2020 (the Pre-IPO Memorandum and Articles);

3

the fourteenth amended and restated memorandum and articles of association of the Company as conditionally adopted by a special resolution passed on 21 May 2021 and effective immediately prior to the completion of the Company’s initial public offering of the ADSs representing the Shares (the IPO Memorandum and Articles);

4	a certificate of good standing in respect of the Company issued by the Registrar of Companies dated 18 May 2021 (the Certificate of Good Standing);

5	a copy of the written resolutions of the board of directors of the Company dated 21 May 2021 (the Directors’ Resolutions);

6	a copy of the unanimous written resolutions of the shareholders of the Company dated 21 May 2021 (the Shareholders’ Resolutions, together with the Directors’ Resolutions, the Resolutions),

7

a director’s certificate issued by ZHAO, Peng, being the director of the Company, on 21 May 2021 confirming various information about the Company (the Director’s Certificate), a copy of which is annexed to this confirmation as Appendix I,

(1 to 7 above are the Corporate Documents); and

8	the Registration Statement.

The Corporate Documents and the Registration Statement are collectively referred to in this opinion as the Documents.

SCHEDULE 2

Assumptions

1

Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine, all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

2

Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

3

Constitutional Documents. The IPO Memorandum and Articles remain in full force and effect and are otherwise unamended and will become effective immediately prior to the closing of the Company’s initial public offering of ADSs representing the Shares.

4	Conversion. The conversion of any shares in the capital of the Company will be effected via legally available means under Cayman law.

5

No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

6

Resolutions. The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each director, or by or on behalf of each shareholder in respect of the shareholder resolutions, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

7

Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

8

Proceeds of Crime. No monies paid to or for the account of any party under the transaction which is the subject of this opinion represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Act (2020 Revision) and the Terrorism Act (2018 Revision), respectively).

9	Consideration. Upon the issue of any Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

10

No Implication. There is nothing under any law (other than the law of the Cayman Islands) or contained in the minute book or corporate records of the Company (which we have not inspected), which would or might affect the opinions set out above.

Director’s Certificate. The information contained in the Director’s Certificate is accurate, correct and complete, and we have not separately and independently verified.

SCHEDULE 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2

Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

3	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (2020 Revision).

4

Non-assessable. In this opinion the phrase non-assessable means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5

Register of members. Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

6	Director’s Certificate. We accept no responsibility for any liability in relation to any opinion which was given in reliance on the Director’s Certificate.

Appendix I

Director’s Certificate

KANZHUN LIMITED

incorporated in the Cayman Islands

Company No. 284419

(the Company)

DIRECTOR’S CERTIFICATE

This certificate is given by the undersigned in his capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Opinion.

1

The Legal Opinion in the form attached hereto as Exhibit A is factually true, correct and complete in all respects, and the undersigned has no knowledge of any other factual matters which shall constitute as exceptions, assumptions, qualifications or further disclosures to the Legal Opinion.

2	Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

3

I, the undersigned, am a director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

4	I, the undersigned, confirm in relation to the Company the followings:

(a)	The Pre-IPO Memorandum and Articles remain in full and effect and, except as amended by the Shareholders’ Resolutions adopting the IPO Memorandum and Articles, are otherwise unamended.

(b)

The Directors’ Resolutions were duly passed in the manner prescribed in the Pre-IPO Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by each director of the Company) and have not been amended, varied or revoked in any respect.

(c)	The Shareholders’ Resolutions were duly passed in the manner prescribed in the Pre-IPO Memorandum and Articles and have not been amended, varied or revoked in any respect.

(d)

The authorised share capital of the Company is US$150,000 divided into 150,000,000 shares, comprising of (i) 827,539,829 Class A ordinary shares with a par value of US$0.0001 each, (ii) 121,108,037 Class B ordinary shares with a par value of US$0.0001 each, (iii) 60,000,000 Series A preferred shares with a par value of US$0.0001 each, (iv) 40,000,000 voting redeemable Series B preferred shares with a par value of US$0.0001 each, (v) 48,000,000 Series C preferred shares with a par value of US$0.0001 each, (vi) 45,319,316 Series C-1 preferred shares with a par value of US$0.0001 each, (vii) 42,251,744 voting redeemable Series C-2 preferred shares with a par value of US$0.0001 each, (viii) 11,497,073 Series C-3 preferred shares with a par value of US$0.0001 each, (ix) 60,856,049 Series D preferred shares with a par value of US$0.0001 each, (x) 83,474,263 Series E preferred shares with a par value of US$0.0001 each, (xi) 32,373,031 Series E-1 preferred shares with a par value of US$0.0001 each, (xii) 28,226,073 Series E-2 preferred shares with a par value of US$0.0001 each, (xiii) 48,689,976 Series F preferred shares with a par value of US$0.0001 each, and (ix) 50,664,609 Series F+ preferred shares with a par value of US$0.0001 each.

(e)

The authorised share capital of the Company, with effect immediately prior to the completion of the Company’s initial public offering of the ADSs representing the Shares, will be US$200,000 divided into 2,000,000,000 shares comprising of (i) 1,750,000,000 Class A ordinary shares of a par value of US$0.0001 each; (ii) 200,000,000 Class B ordinary shares of a par value of US$0.0001 each; and (iii) 50,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with the articles of association of the Company.

(f)

The shareholders of the Company have not restricted or limited the powers of the directors in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares or otherwise performing its obligations under the Registration Statement.

(g)	The directors of the Company at the date of the Director’s Resolutions and at the date hereof were and are:

ZHAO, Peng

YUAN, Ye

XU, Xin

GAO, Xiang

Haiyang Yu

FOO, JI-XUN

(h)

Each director of the Company considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company in relation to the transactions the subject of the Opinion.

(i)

To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction that would have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

(j)

Upon the completion of the Company’s initial public offering of the ADSs representing the Shares, the ADSs on the New York Stock Exchange or the Nasdaq Stock Market and accordingly the Company will not be subject to the requirements of Part XVIIA of the Companies Act (As Revised).

[The remainder of this page is intentionally left blank.]

2

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

/s/ ZHAO, Peng	May 21, 2021
Name: ZHAO, Peng	Date:
Director

3

EXHIBIT A

Legal Opinion